Exhibit 99.1

Contact:

JetBlue Corporate Communications

(718) 709-3089

CorporateCommunications@jetblue.com

JetBlue Reservations

www.jetblue.com

800-JETBLUE  /  800-538-2583

JetBlue Appoints Russ Chew President

NEW YORK, (September 12, 2007) – JetBlue Airways (Nasdaq: JBLU) today announced the appointment of Chief Operating Officer Russ Chew to President.  With his added responsibilities as President, Mr. Chew will work directly with Chief Executive Officer Dave Barger to execute the Company's vision and strategic plan.

“Since Russ joined our team, we have established the right foundation for continuous improvement,” said Mr. Barger.  “Russ will help lead our efforts to develop JetBlue’s long-term business strategy that values our culture and takes full advantage of our financial opportunities.”

“I am honored to take on this additional responsibility,” Mr. Chew said.  “JetBlue has incredible talent and vision, and bringing that vision to life for our customers and crewmembers, especially in today’s competitive and operational environment, will depend on our ability to set the right course for our future.  JetBlue crewmembers have demonstrated their unique ability to tackle challenges, especially when given the right tools and resources, while staying true to our company’s values.  I am committed to serving our crewmembers so they may continue to serve our customers with signature JetBlue service.”

Mr. Chew joined JetBlue after four years with the Federal Aviation Administration as Chief Operating Officer, following a 17-year career with American Airlines in their Operations and Planning units.

New York-based JetBlue Airways has created a new airline category based on value, service and style. Known for its award-winning service and free TV as much as its low fares, JetBlue is now pleased to offer customers the most legroom throughout coach (based on average fleet-wide seat pitch for U.S. airlines). JetBlue is also America's first and only airline to offer its own Customer Bill of Rights, with meaningful compensation for customers inconvenienced by service disruptions within JetBlue's control. Visit www.jetblue.com/promise for details. JetBlue serves 54 cities with up to 575 daily flights. With JetBlue, all seats are assigned, all travel is ticketless, all fares are one-way, and an overnight stay is never required. For information or reservations call 1-800-JETBLUE (1-800-538-2583) or visit www.jetblue.com.

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DIRECTV(r) service is not available on flights outside the continental United States; however, where applicable FOX InFlight(tm) is offered complimentary on these routes. FOX InFlight(tm) is a trademark of Twentieth Century Fox Film Corporation. JetBlue's in-flight entertainment service is provided by LiveTV, a wholly owned subsidiary of JetBlue.

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the ability to operate reliably the EMBRAER 190 aircraft; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization; our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2006 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.